UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2025

Allied Gaming & Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500
New York, New York 10151
(Address of principal executive offices, including zip code)
(646) 768-4240
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On May 30, 2025, the Board of Directors (the “Board”) of Allied Gaming & Entertainment Inc. (the “Company”) approved the Amendment No. 1 (the “Amendment”) to the Stockholder Rights Agreement, dated as of February 9, 2024, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, as amended (the “Rights Agreement”).

The Amendment amends the Rights Agreement by amending the terms relating to “Administration”, replacing Section 34 of the Rights Agreement in its entirety with the terms as set forth in the Amendment, a form of which is attached hereto as Exhibit 4.1, to provide that nothing in the Rights Agreement shall modify the fiduciary duties of the Board to the Company and its stockholders, nor eliminate or otherwise limit the liability of the directors for breaches of such duties under applicable law.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a form of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Amendment No. 1 to Rights Agreement, by and between Allied Gaming & Entertainment Inc. and Continental Stock Transfer & Trust, as rights agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: June 5, 2025	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer